As Filed With The Securities And Exchange Commission On February 9, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                               ICROWN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    FLORIDA                          6719                            65-0960459
---------------                -----------------                   -------------
(STATE OR OTHER                (PRIMARY STANDARD                   (IRS EMPLOYER
JURISDICTION OF                    INDUSTRIAL                          NUMBER)
INCORPORATION OR              CLASSIFICATION CODE
 ORGANIZATION)                       NUMBER)

                           ADMIRALTY OFFICE TOWER TWO
                          4400 PGA BOULEVARD, SUITE 505
                          PALM BEACH GARDENS, FL 33410
                                 (561) 627-0677

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ROBERT C. HACKNEY, ESQ.
                             HACKNEY & MILLER, P.A.
                           ADMIRALTY OFFICE TOWER TWO
                          4400 PGA BOULEVARD, SUITE 505
                          PALM BEACH GARDENS, FL 33410
                                 (561) 627-0677

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

--------------------------------------------------------------------------------

                 COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

                             ROBERT C. HACKNEY, ESQ.
                              JOEL M. MCTAGUE, ESQ.
                             HACKNEY & MILLER, P.A.
                           ADMIRALTY OFFICE TOWER TWO
                          4400 PGA BOULEVARD, SUITE 505
                          PALM BEACH GARDENS, FL 33410
                                 (561) 627-0677

        Approximate date of commencement of proposed sale to the public:

   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE
------------------------------ ---------------------------- --------------------------- ----------------------------
TITLE OF EACH CLASS OF         AMOUNT TO BE REGISTERED      PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE
SECURITIES TO BE REGISTERED                                 PRICE PER UNIT              OFFERING PRICE
------------------------------ ---------------------------- --------------------------- ----------------------------
Common Stock                   2,000,000                    $10                         $20,000,000
------------------------------ ---------------------------- --------------------------- ----------------------------


(1) Registration fee enclosed herewith. Estimated solely for purposes of calculating the registration fee under Rule 457 (f)

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

PROSPECTUS (SUBJECT TO COMPLETION)


Issued February 9, 2000


                               ICROWN CORPORATION
                         Offer to Exchange Common Stock

                     --------------------------------------


         We are offering to exchange up to 2,000,000 shares of common stock of iCrown Corporation for Odd Lots of less than 100 shares, and round lots not in excess of 500 shares of common stock of the following companies: Philip Morris Companies, Inc., and Waste Management, Inc, which are sometimes referred to jointly in this document as the "Affinity Companies." The number of shares of the Affinity Companies will be determined by the average closing price of the Affinity Companies' stock at closing on the _____ day of _____________, 2000.

         The offer will expire at 12:00 midnight, Eastern Standard time, on _________________, ___________________, 2000, unless the offer is extended.


The offer is being made on a `first come, first exchange' basis, with the offer being limited to odd lots of less than 100 shares and round lots not in excess of 500 shares of the stock of the Affinity Companies.

This offer is being made only to those shareholders who consent to electronic delivery of this prospectus.


Our common stock is not yet publicly traded, and the exchange price of $10 per share has been arbitrarily determined by us. Upon completion of this offering, we will apply for trading on Nasdaq, and have already applied for trading on the Chicago Stock Exchange.


The offer is also subject to certain other conditions contained in this offer to exchange. See "Terms of the Exchange Offer."


For a discussion of certain factors that you should consider before you participate in this exchange offer, see "Risk Factors" commencing on page ____.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


--------------------------------------------------------------------------------
                The date of this prospectus is February ___, 2000

                               PROSPECTUS SUMMARY


                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

1.       Q.       What is iCrown?


         A. iCrown Corporation . . . seeks to become the premier internet operating company engaged in business-to-business e-commerce, providing both operating support and financial assets to synergistic technology companies which are organized in strategic EcoNets. iCrown offers both investment and innovation; creating synergies and market opportunities at each portfolio business level and greater value to the EcoNet operating conglomerate.


2.       Q.       What is an EcoNet?

         A. EcoNet is another term for economic network, a name that has been given to the concept of incubating internet companies by providing strategic planning, legal, accounting, financing and offering management advice, and creating a group whose members benefit from synergistic business relationships.

3.       Q.       Is iCrown a mutual fund?

         A. No. iCrown's business model is based on owning at least a majority interest in most of its internet ventures, making them majority owned subsidiaries, not just "investments". In this way, iCrown is more like a "venture capital" fund than a mutual fund.

4.       Q.       What group of shareholders are eligible to participate in the exchange offer?

         A. Shareholders in selected states who own odd-lots, which means less than 100 shares, and shareholders owning round lots of up to 500 shares.


5.       Q.       How is this different from a tender offer?

         A. By limiting the offer to less than 2% of the stockholder of the Affinity Companies, the exchange offer does not fall within the tender offer provisions of the Securities & Exchange Act of 1934.

6.       Q.       If iCrown is in the internet incubator business, why are they acquiring stock of Philip Morris and Waste Management?

         A. Because this exchange offer represents phase one of iCrown's business plan. iCrown is using a patent pending system known as the "Hackney o Miller Affinity Exchange SystemTM" to acquire its initial capitalization.

7.       Q.       What is the "Hackney o Miller Affinity Exchange SystemTM"?


         A. It is a system that is designed to benefit the Affinity Companies by aggregating, or "cleaning up" its odd-lot and small shareholder base while providing capitalization to iCrown to pursue its main objective of becoming the premier "EcoNet" or incubator company for internet ventures.

8.       Q.       How do I participate?


         A. By executing the Letter of Transmittal and arranging to send your stock. For specific questions, contact the Information Agent at _______________.


9.       Q.       What is the exchange formula and how was it determined?

         A. The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of an Affinity Company by the average closing price per share of their stock on the day prior to the Expiration Date. We will then exchange those shares for an equal value of our shares, at the rate of $10 per share for our shares. The price of our shares has been arbitrarily determined by us, and our shares are not presently publicly traded.

10.      Q.       After the exchange offer, will I be able to trade my iCrown stock?

         A. Yes. Upon completion of the offering, iCrown intends on making an application for NASDAQ, and has already applied for listing on the Chicago Stock Exchange. Management believes that for the time period immediately following the offering, the share price for iCrown will track the prices of the Affinity Companies. As iCrown divests itself of its holdings and invests them in the business going forward, management then believes iCrown's share price will trade independently of the Affinity Companies.

11.      Q.       Which state must I be a resident of to participate in this offering?


         A. We will only accept shares for exchange from shareholders of the Affinity Companies who are residents of the following states: Alaska, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Minnesota, Missouri, Montana, Nebraska, Nevada, New Mexico, New York, North

                  Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Vermont, and West Virginia. We will also accept shares from shareholders who are not residents of the United States.

                  We are not permitted to accept shares for exchange from shareholders who are residents of Alabama, California, Connecticut, Iowa, Louisiana, Maryland, Michigan, Mississippi, New Hampshire, New Jersey, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Virginia, Washington, Wisconsin, and Wyoming.

12.      Q.       Is there any income tax effect on me if I exchange my shares?

         A. You will realize a tax gain or loss depending upon your tax basis in your stock. See Certain U.S. Federal Tax Consequences of the Exchange Offer.


13.      Q.       What are the benefits to me the shareholder?

         A. The benefits to the shareholder is that they can exchange some, or all, of their holdings, realizing a tax gain or loss, for shares in an EcoNet company that has obtained a 252% gain in its model portfolio for fiscal 1999.

                             SUMMARY OF THE COMPANY

         iCrown Corporation seeks to become the premier internet operating company engaged in business-to-business e-commerce, providing both operating support and financial assets to synergistic technology companies which are organized in strategic EcoNets. iCrown offers both investment and innovation; creating synergies and market opportunities at each portfolio business level and greater value to the EcoNet operating conglomerate.

                          SUMMARY OF THE EXCHANGE OFFER

         We have summarized the terms of the exchange offer in this section. Before you decide to tender your shares of the Affinity Company or Companies in this offer, you should read the detailed description of the offer under "Terms of the Exchange Offer" for further information.

Terms of the Exchange Offer

         We are offering up to 2,000,000 shares of our common stock in exchange for any combination of the shares of the Affinity Companies stock that is equivalent in value to $20 million, as calculated according to the "exchange formula."

Exchange Formula

         The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of an Affinity Company by the average closing price per share of their stock on the day prior to the Expiration Date. We will then exchange those shares for an equal value of our shares, at the rate of $10 per share for our shares. The price of our shares has been arbitrarily determined by us, and our shares are not presently publicly traded.

Expiration Date; extension, termination


         The exchange offer will expire at 5:00 p.m., Eastern Standard Time, on ____________, or any subsequent date to which we extend it. You must tender your stock prior to this date if you wish to participate in the offer. We have the right to: terminate the exchange offer; extend the expiration date of the exchange offer or waive any condition or otherwise amend the terms of the exchange offer in any respect, other than the condition that the registration statement be declared effective.

Conditions to the exchange offer

         The exchange offer is subject to the registration statement and any amendment to the registration statement covering the common stock being effective under the Securities Act of 1933. Some other conditions of the offer are that

     o we will not accept any shares of the Affinity Companies stock if the amount accepted would exceed 1.9% of the issued and outstanding shares of stock of such company

     o we will not accept shares for exchange if the total value of the shares tendered on the Expiration Date do not equal at least $2 million, as calculated according to the exchange formula

     o we will not accept any shares for exchange if the they are tendered by a shareholder who is a resident of a state where the offer is not permitted by state law

     o we will only accept shares from stockholders who have consented to electronic delivery of this prospectus and

     o the offer is being made on a "first come, first exchange basis." The offer also is subject to customary conditions, which we may waive. Please read "Terms of the Exchange Offer" for more information.

Procedure for tendering stock of Affinity Companies

         If you hold you stock through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your stock. If you hold your stock through a broker, dealer, commercial bank, trust company or other nominee, you may also comply with the procedures for guaranteed delivery. Please do not send the letter of transmittal to us. You should send those letters to, the Exchange Agent. The exchange agent can answer you questions regarding how to tender you stock.


Information Agent:

                           , is the Information Agent and can be contacted at:
---------------------------

                                  RISK FACTORS



         You should consider carefully the matters described under "Risk Factors" as well as other information set forth in this prospectus and in the letter of transmittal.

FORWARD LOOKING STATEMENTS

         This prospectus and the documents incorporated herein by reference contain forward-looking statements based on current expectations, estimates and projections about iCrown's industry, management's beliefs and certain assumptions made by management. All statements, trends, analyses and other information contained in this prospectus relative to trends in net sales, gross margin, anticipated expense levels and liquidity and capital resources, as well as other statements including, but not limited to, words such as "anticipate," "believe," "plan," "estimate," "expect," "seek" and "intend," and other similar expressions, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those anticipated or expressed in such statements. Potential risks and uncertainties include, among others, those set forth herein under "Risk Factors." Particular attention should be paid to the cautionary statements involving the Company's lack of operating history, the unpredictability of its future revenues, the unpredictable and evolving nature of its business model, the intensely competitive internet service industry and the risks associated with capacity constraints, systems development, management of growth, acquisitions, any new products and international or domestic business expansion. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers, however, should review carefully the factors set forth in other reports or documents that iCrown will file with the SEC from time to time.

         An investment in the common stock offered hereby involves a high degree of risk. The following risk factors, together with the other information set forth in this prospectus, should be considered carefully before acquiring the common stock offered hereby.

NO OPERATING HISTORY

         iCrown was incorporated in November, 1999, and accordingly, we have no operating history on which to base an evaluation of our business and prospects. There is no assurance that the iCrown can find or develop operating subsidiaries within the internet field. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of internet related acquisitions. Such risks for the company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, implement and successfully execute our business and marketing strategy and our expansion into new product and geographic markets, continue to develop and upgrade our technology, establish, maintain and continuously update our web site, provide superior customer service and fulfillment, respond to competitive developments and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the our business, prospects, financial condition and results of operations.

UNPREDICTABILITY OF FUTURE REVENUES;


         As a result of the iCrown's absence of an operating history and the emerging nature of the markets in which we will compete, we are unable to accurately forecast our revenues. iCrown's current and future expense levels are based largely on our investment plans and estimates of future revenues and are to a large extent fixed. Sales and operating results depend generally upon the volume of, timing of and ability to respond to client requests, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the our planned expenditures would have an immediate adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, iCrown may from time to time make certain pricing, service, marketing or acquisition decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS;

         iCrown expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect iCrown's quarterly operating results include

   o the development, announcement or introduction of new sites, services and products by us and our competitors,
   o the level of use of the internet, online services and computer software and increasing consumer acceptance of the internet,
   o     iCrown's ability to upgrade and develop its systems and infrastructure,
   o the company's ability to attract new personnel in a timely and effective manner,
   o iCrown's ability to manage effectively its development of new business segments and markets,
   o iCrown's ability to successfully manage the integration of operations and technology of acquisitions or other business combinations,
   o     technical difficulties, system downtime or internet brownouts,
   o the amount and timing of operating costs and capital expenditures relating to expansion of iCrown's business, operations and infrastructure,
   o     governmental regulation and taxation policies,
   o disruptions in service by common carriers due to strikes or otherwise, and
   o general economic conditions and economic conditions specific to the internet. These factors may also affect our majority owned subsidiaries as well as its portfolio investments.

SEASONALITY

         iCrown expects that we will experience seasonality in our business, reflecting a combination of seasonal fluctuations in internet usage and traditional business seasonality patterns. Internet usage and the rate of internet growth may be expected to decline during the summer.

COMPETITION


         Since the internet and internet related businesses are relatively new, the market is rapidly evolving and intensely competitive, and that competition will intensify in the near future. There can be no assurances that iCrown will be able to compete successfully against current and future competitors. New technologies and the expansion of existing technologies may increase the competitive pressures of iCrown.

RISKS OF BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES

         iCrown will expand its operations by acquiring majority owned subsidiaries, entering into business combinations, investments, joint ventures or other strategic alliances with third parties. Any such transaction would be accompanied by risks commonly encountered in such transactions, which could include, among others, the difficulty of assimilating the operations, technology and personnel of the combined companies, the potential disruption of iCrown's ongoing business, the inability to retain key technical and managerial personnel, the inability of management to maximize the financial and strategic position of the Company through the successful integration of acquired businesses, additional expenses associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls and policies and the impairment of relationships with existing employees and customers. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such business combinations, investments, joint ventures or other strategic alliances, or that such transactions would not have a material adverse effect on iCrown's business, prospects, financial condition and results of operations.

GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES

         iCrown is not currently subject to direct regulation by any domestic or foreign government agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to access to internet carriers and online commerce. Due to the increasing popularity and use of the internet and other online services, however, it is possible that a number of laws and regulations may be adopted with respect to the internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the internet or other online services, which could, in turn, decrease the demand for the Company's products and services and increase our costs of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition and results of operations. Moreover, the applicability to the internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to iCrown's business, or the application of existing laws and regulations to the internet and other online services could have a material adverse effect on our business, prospects, financial condition and result of operations.

INVESTMENT REGULATION

         At the present time, we believe we are exempt from the Investment Company Act of 1940 and the corresponding Florida statute by relying on certain exemptions. The Company intends on maintaining its exempt status, however, there is no guarantee it will do so. The exemptions may be modified and/or abolished by government agencies responsible for rule making, though we are not aware of any attempts to do so.

         Furthermore, iCrown believes the investment advisor, Crown Capital Advisors, Inc., is exempt from the Investment Advisors Act of 1940 and the corresponding Florida statute by relying on certain exemptions. Crown Capital Advisors intends on maintaining its exempt status.

         In the event that either company loses their exempt status, the companies plan on correcting the problem either by modifying the corporate structure or by applying for the appropriate licenses.

PORTFOLIO RISK

SMALLER CAPITALIZED COMPANIES. All of the iCrown's assets that are invested in non-majority owned companies may be invested in smaller capitalized public companies (of less than $100 million market capitalization) as well as private companies. While the management believes that such companies offer greater potential for earnings growth and capital appreciation, investment in such companies involves greater risks. Furthermore, the securities in such companies may be traded less frequently and in smaller lots than larger companies and, consequently, be susceptible to larger price movements, and the securities of private companies will have no liquid market.

INVESTMENT OBJECTIVE RISK. Current income is incidental to our investment objective. iCrown is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a Company seeking long-term capital appreciation. Investors should consider their investment goals, their time horizon for achieving them, and their tolerance for risks before investing in iCrown. If an investor seeks an aggressive approach to capital growth and accepts the above average level of price fluctuations that we expected to experience, we could be an appropriate part of overall investment strategy. We should not be used as a trading vehicle and should not be used as a complete investment program.

Management believes that because of continuing rapid advances in technologies, an investment in a range of companies in the internet and internet related companies will offer substantial opportunities for long-term capital appreciation. The technology area continues to expand dramatically, both through increasing demand for existing products and services and the broadening and development of the technology market. Nevertheless, the price of common stocks of such companies is subject to market risk and may decline.

We are of the opinion that the expansion of technology areas, however, also provides a favorable environment for investment in small to medium capitalized companies. iCrown's investment policy is not limited to any minimum capitalization requirement, and we may hold securities without regard to the capitalization of the issuer.

                                   THE COMPANY

         THE INDUSTRY

         The internet industry includes companies from various sectors, including internet access providers, companies that develop software tools to access the internet and facilitate secure internet transactions, and companies that manufacture personal computers and other hardware used in conjunction with the internet. The internet industry also includes companies engaged in electronic commerce, publishing companies that provide information on the internet, and companies that supply information such as games, music and video, on the internet. The types of companies that comprise the internet industry will change as technology and applications change and develop. iCrown has loosely divided the internet industry into seven sectors:

         1.       E-commerce, including business to business;
         2.       Media/content;
         3.       Internet technology;
         4.       Infrastructure;
         5.       Access;
         6.       Services; and
         7.       Hub/virtual community.

         The internet has been subject to rapid growth in the past ten years, and the last half in particular. Internet and internet related companies have seen their valuations increase disproportionately with the growth of e-commerce. Though many analysts do not expect these returns to continue in the years to come and an industry wide slow down is expected, iCrown expects that even if there were a slow down in the internet industry, the technologies would still be essential to life in the years to come and a sound long-term investment.

         BUSINESS OF THE COMPANY

         iCrown Corporation is a Florida corporation in the primary business to acquire developmental stage and established internet and internet related companies and assets. To date, iCrown has not engaged in an active trade or business since its inception. We are searching currently for at least one active trade or business in which to acquire at least a majority interest. At the present time, iCrown is involved in preliminary research and investigative activities. At the present time there are no understandings, agreements or arrangements with any entity regarding an acquisition by iCrown. Although our primary long term focus is the internet, it may invest in non-internet related assets when management believes that it is advisable to do so.

         iCrown intends to be an internet holding company which is actively engaged in e-commerce through its subsidiaries and affiliates. Our business plan it that of acquiring a controlling interest in and providing financial, legal, accounting, management, personnel and technical support to development stage internet companies which we either identity or we participate in founding. Our plan is not only to assist, or "incubate" these companies, but also to promote strategic alliances among our subsidiaries and affiliates to enhance the ability of each participant to expand its business. We also intend to promote the creation and protection of intellectual property by our subsidiaries and affiliates.

         iCrown expects that at least 55% of its value and net income after taxes will be derived from majority owned subsidiaries of the issuer who are not investment companies in themselves and therefore believes itself exempt from the Investment Company Act of 1940. We plan on remaining exempt for the near future. No more than 45% of our value will be invested in non-majority owned common and preferred stock of companies engaged in internet and internet related businesses. These companies may or may not be publicly traded.

PLAN OF OPERATION

         iCrown has not yet had revenue from operations. We plan to acquire internet related assets, and do not presently contemplate the need for additional capital over the next twelve months. We plan to use the assets acquired in the exchange offer to fund operations for iCrown in the acquisition of its first group of majority owned subsidiaries. We believe that development stage internet companies are in need of strategic planning, accounting, legal, marketing, sales and other professional advice, and consequently anticipate hiring approximately three senior management personnel for iCrown, in addition to the four initial directors devoting substantial time toward assisting the majority owned subsidiaries.

MAJORITY OWNED OPERATIONAL SUBSIDIARIES

         Presently, iCrown is researching and investigating the acquisition of at least one majority owned operational subsidiary that is involved in an internet or internet related business that is identified as belonging to one of the seven sectors. No agreements or arrangements have yet been made to acquire any subsidiary.

PORTFOLIO OF INTERNET AND INTERNET RELATED SECURITIES

PRINCIPAL INVESTMENT STRATEGIES FOR INTERNET RELATED SECURITIES

iCrown's strategy to achieve its goal is to invest in companies that provide products or services designed for the internet. Management believes that the internet offers unique investment opportunities because of its ever-growing popularity among business and personal users alike. iCrown intends to invest in common stock whose research and development efforts with respect to internet usage may result in higher stock values.

CAPITAL APPRECIATION POTENTIAL

Management believes that capital appreciation potential is highest in the small cap stocks that are involved in the internet. Management is of the opinion that the introduction of cutting edge product lines and innovative services frequently come from small companies.

         THE MODEL PORTFOLIO. No more than 45% of the value of iCrown will be invested in non-majority owned common and preferred stock of companies engaged in internet and internet related businesses. For these non-majority owned common and preferred stock investments, our investment objective is to generate long-term capital appreciation by investing in the stocks of public companies with primary business operations in seven sectors of the internet industry identified by management. In order to test our investment objective, management has identified small cap internet related companies that it has designated as the model portfolio. The model portfolio and has achieved a pro-forma gain of 252% between December 31, 1998 and December 31, 1999. However, these pro-forma results are not necessarily indicative of the likely future performance of iCrown. We are designed for long-term investors who understand and are willing to accept the risk of loss involved in seeking long-term capital appreciation in large and small public companies and in start-up private companies.

         iCrown has signed an advisory contract with Crown Capital Advisors, Inc., ("Crown Capital"), a related entity. The contract allows for periodic payments for services provided by Crown Capital. The services include, but are not limited to, advice regarding acquisitions, financial projections, portfolio management, and the like. At the present time, iCrown and Crown Capital Advisors share some common members of management and share control, but conduct business separately having distinct clients. The companies plan to develop separate management staffs in the future. Crown Capital is exempt from registration from the Investment Advisors Act of

1940 and expects to remain exempted in the near future.


COMPUTER SYSTEMS AND OPERATION RISKS

         iCrown's business may depend on the efficient and uninterrupted operation of the computer and communications hardware systems of its future majority owned subsidiaries and its portfolio companies. Such systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquakes, hurricanes, and other similar events that are outside of our control. Any system interruption would reduce the attractiveness of our product and service offerings and could, therefore, materially adversely affect iCrown. Any inability or delay in appropriately upgrading its systems and infrastructure would also have a material adverse effect on iCrown.

RAPID TECHNOLOGICAL CHANGE

         The internet, and computer technology in general, are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new products and service introductions embodying new technologies and the emergence of new industry standards and practices that could adversely affect our future majority owned subsidiaries and/or its portfolio investments. If iCrown is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, such inability could have a material adverse effect on the our business, prospects, financial condition and results of operation.

DEPENDENCE ON INTERNET AND COMPUTER GROWTH

         iCrown's long term viability is substantially dependent upon the widespread consumer acceptance and use of the internet as a medium of commerce. Use of the internet as a means of effecting retail transactions as well as marketing is at an early stage of development, and demand and market acceptance for recently introduced services and products over the internet is very uncertain.

         The internet's viability as a commercial marketplace could be adversely affected by delays in the development of services or due to increased government regulation. Changes in, or insufficient availability of, telecommunications services to support the internet also could result in slower response times and adversely affect usage of the internet generally. If the use of the internet does not continue to grow or grows more slowly than expected, or if the infrastructure for the internet does not effectively support growth that may occur, iCrown would be materially adversely affected.

YEAR 2000 COMPLIANCE RISK

         iCrown will use computer software programs and operating systems in its internal operations, including applications used in financial business systems and various administration functions. Computer programs have traditionally been written using two digits rather than four to define the applicable year. As a consequence, unless modified, computer systems will not be able to differentiate between the years 2000 and 1900. Failure to address this problem could result in system failures and the generation of erroneous data. In addition, we cannot predict the effect of the Year 2000 problem on the entities with which we transacts business, and there can be no assurance that the effect of the Year 2000 problem on such entities will not have a material adverse effect on iCrown's business, financial condition or results of operations.


                            MANAGEMENT OF THE COMPANY

Following are summaries of the background of the Directors of the Company.

         DONALD W. MILLER, 46, has been a director and the President of the Company since its inception. Since August, 1997, he has been a partner in the law firm of Hackney & Miller, P.A. Mr. Miller has practiced business, real estate and corporate law since 1981. From June, 1994 until August 1997, he was the sole shareholder in the law firm of Donald W. Miller P.A. representing domestic and international companies in relation to mergers and acquisitions, business financing and corporate management. From 1984 until 1994, Mr. Miller was the President and Chief Executive Officer of First Partners Investment Corporation responsible for the acquisition, financing, development, asset management and brokerage of investment-grade real estate. Mr. Miller received his JD from Michigan State University's T. M. Cooley School of Law, and his Bachelor of Arts degree in Business Administration from the University of Miami. He is a member of The Florida Bar, the State Bar of New Jersey, the Palm Beach County Bar Association and was chosen for the first class of Leadership Palm Beach County.

         PETER V. DE SANCTIS, 43, has been a director of the Company since its inception. Since 1989, Mr. De Sanctis has been a Shareholder in Hixon, Marion, Powell & De Sanctis, P.A., a regional certified public accounting firm with offices in North Miami Beach and Palm Beach Gardens,

Florida. Mr. De Sanctis has worked in the field of public accounting since 1975. Prior to his association with his present accounting firm, he was associated with the "Big Six" firm of Coopers & Lybrand, as well as the international firm of Grant Thornton. He has served as Chief Financial Officer of Associated Mortgage Investors which is a publicly held diversified real estate company principally engaged in real estate development, property management and investment partnership syndication. During his service as Chief Financial Officer, Associated Mortgage Investors held in excess of $100,000,000 of assets. Mr. De Sanctis graduated from the Bernard M. Baruch College where he obtained his Bachelor of Business Administration degree. He is a member of the American and Florida Institutes of Certified Public Accountants, the New York State Society of Certified Public Accountants and is listed in the Who's Who Registry.

         ROBERT C. HACKNEY, 49, has been a director, and the Secretary/Treasurer, of the Company since its inception. For two decades his corporate and securities law practice has included public and private securities offerings, mergers and acquisitions, tender offers, and complex corporate transactions. Since January, 1997, he has been a partner in the law firm of Hackney & Miller, P.A. Mr. Hackney also serves on the Board of Directors of Micro Typing Systems, Inc., a Johnson & Johnson affiliate that manufactures medical diagnostic products. From June, 1995 until January 1997, he was the sole shareholder in the law firm of Robert C. Hackney & Associates, Chartered. From November, 1988, until June, 1995, Mr. Hackney was a partner in the law firm of DeSantis, Gaskill & Hunston P. A., in North Palm Beach, Florida. From January 1996 until December 1996, he also served as a director of Net Lnnx, Inc., an Internet Service Provider and from January 1996 until August, 1996, he also served as its President. He is a former securities fraud prosecutor and state securities regulator. Mr. Hackney is a member of The Florida Bar, the United States District Court, Southern District of Florida, the United States District Court, Middle District of Florida, the United States Court of Appeals for the Fifth Circuit, and the United States Court of Appeals for the Eleventh Circuit. He received his Juris Doctor degree from Stetson University College of Law and his Bachelor of Arts degree from Florida State University. He has lectured and authored several books in the area of corporate and securities law, including "The Complete Guide to Mergers & Acquisitions," (1989), "An Insider's Guide to Non-Bank Business Financing" (1990), and "Firesale! Advice on Buying Financially Distressed Companies" (1991). Mr. Hackney is a member of United States Senator Connie Mack's Senate Roundtable and is listed in the Who's Who Registry.

         ROBERT MOREYRA, 41, has been a director of the Company since its inception. Since May, 1999, Mr. Moreyra has been responsible for The First American Investment Banking Corporation's Investment Banking Group, which includes capital raising, capital restructuring, mergers and acquisitions advice and investor relations assistance activities. Prior to joining First American, Mr. Moreyra was Vice President of Corporate Finance with William R. Hough & Co., one of the largest regional investment banking firms in the southeastern United States, from December, 1997 until May, 1999. From January 1996 until May, 1997, Mr. Moreyra was a Director with Tunstall Consulting, Inc., a corporate financial consulting firm specializing in strategic and financial planning for high-growth companies seeking capital from institutional lenders and investment banks. From 1986 until January, 1996, Mr. Moreyra served as Chief Executive Officer of Pardue, Heid, Church, Smith & Waller, Inc. which during his tenure grew to be the country's largest privately held real estate consulting firm. Mr. Moreyra is a frequent lecturer on the topic of strategic planning and corporate finance to groups such as Inc. Magazine, The Executive committee
(TEC), Watermark International, and numerous colleges and universities. Mr. Moreyra received his M.B.A. from the University of Central Florida and is also a graduate of Florida International University where he received his B.B.A. majoring in Finance. He is a member of the University of Florida's Graduate School of Business Advisory Board, and serves on numerous corporate boards of directors.

DIRECTORS COMPENSATION

No Compensation has been paid to any directors for service in such capacity in the past, and no such compensation is presently payable to directors, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. At such time as the Board of Directors deems appropriate, the Company intends to adopt an appropriate policy to compensate non-employee directors, in order to attract and retain the services of qualified non-employee directors.


DEPENDENCE ON KEY PERSONNEL

         iCrown's performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel, particularly Donald W. Miller and Robert C. Hackney. iCrown does not have long-term employment agreements with any of its key personnel and maintains no "key person" life insurance policies. The loss of the services of its executive officers or other key employees could have a material adverse effect on iCrown's business, prospects, financial condition and results of operations.

1999 EQUITY INCENTIVE PLAN

         The iCrown 1999 Equity Incentive plan was approved by the board of directors and the shareholders on November 30, 1999. The following summary of the plan is qualified in its entirety by reference to the complete text of the plan.

         The plan is intended to promote the interests of iCrown and its shareholders by (a) attracting and retaining key employees, consultants and non-employee directors of iCrown, (b) motivating such individuals by means of performance-related incentives to achieve long-term performance goals, (c) enabling such individuals to participate in the long-term growth and financial success of iCrown, and (d) linking compensation to the long-term interests of the shareholders.

         The plan is designed so that certain awards granted thereunder may comply with the requirements of performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed as of the end of the corporation's tax year: the chief executive officer and the four other executive officers named in the summary compensation table of the corporation's proxy statement. Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. For compensation granted pursuant to the plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by shareholders in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of preestablished, objective performance goals. Accordingly, if the plan is approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, certain compensation paid to covered Officers pursuant to the plan will not fail to be deductible under Section 162(m).

General

         The plan provides for the granting of awards to such employees and consultants of iCrown and its affiliates as the committee of the board appointed to administer the plan may select from time to time. In addition, non-employee directors are eligible to receive the non-employee director awards described below.

         Subject to the adjustment provisions described below, an aggregate of 2,000,000 shares of common stock are reserved for issuance of awards under the plan, of which 1,000,000 are reserved for issuance of awards other than stock options. Such shares may be authorized but unissued common stock or common stock held in iCrown's treasury or a combination thereof. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the plan.

         In the event that stock options or other awards are exercised by delivery of shares of common stock or awards are satisfied by the withholding of shares of common stock, the number of shares available for awards under the plan will be increased by the number of shares so delivered or withheld. In addition, shares of common stock underlying awards granted solely as an assumption of, or substitution for, outstanding awards previously granted by a separate entity acquired by iCrown, or with which iCrown combined, will not be counted against the shares of common stock available for awards under the plan, unless otherwise required by Section 16 of the Securities Exchange Act of 1934.

         Subject to the adjustment provisions described below, the total number of shares of common stock subject to options granted to any participant in the plan during any calendar year may not exceed 500,000; PROVIDED, HOWEVER, that during the initial year of the plan or in the calendar year in which a participant commences employment with the Company, the total number of shares of common stock subject to options granted to such participant may not exceed 1,000,000.

         In the event that the committee determines that any dividend, other distribution, recapitalization, stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of common stock or other securities of iCrown, issuance of warrants or other rights to purchase shares of common stock or other securities of iCrown, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits under the plan, then the committee shall make such adjustments as it deems equitable to the number and kind of shares of company securities that may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of company securities subject to each outstanding award, and the exercise price of each award. In addition, if deemed appropriate, the committee shall provide for an equivalent award.

         Awards under the plan may be made in the form of

(a) incentive stock options (which are designed to satisfy the applicable requirements set forth in Section 422 of the Code),
(b)      non-qualified stock options

(c)      restricted stock,
(d)      restricted stock units,
(e)      performance awards,
(f)      other stock-based awards, including dividend equivalent rights, and
(g)      non-employee director awards.

Administration

         The plan will be administered by the committee, which will be the compensation committee unless the board appoints a different committee (which may include the entire board) to administer the plan. The committee is authorized, among other things, to interpet and administer the provisions of the plan, to select the person to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the plan.

         Subject to the terms of the plan and applicable law, the committee may delegate to one or more officers or managers of iCrown or an affiliate, or to a committee of such officers or managers, certain of its authorities under the plan, but solely with respect to participants who are not officers or directors of the company for purposes of, or who are not otherwise subject to, Section 16 of the Securities Exchange Act of 1934.

Awards under the plan

Stock Options

         Option granted pursuant to the plan will be exercisable at such time or times, and subject to such other terms and conditions as the committee determines, in the applicable award agreements or thereafter. The purchase price per share payable upon the exercise of an option will be established by the committee; PROVIDED, HOWEVER, that the option exercise price may be no less than the fair market value of a share of common stock on the date of grant. The option exercise price is payable in cash (or its equivalent), or by surrender of shares of common stock owned by the participant for at least six months, having a fair market value on the date of exercise equal to the option exercise price, or by any combination of the foregoing. In addition, a participant may elect to pay all or any portion of the aggregate exercise price by having shares of common stock with a fair market value on the date of exercise equal to the aggregate option exercise price withheld by iCrown or sold by a broker-dealer. Options may not be exercisable after the expiration of ten years from the date of grant.

Restricted Stock

         The committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals and forfeiture provisions) as the committee may determine, in its discretion. Except for restrictions on transfer and such other restrictions as the committee may impose, participants will have all the rights of a shareholder with respect to the restricted stock, including dividend and voting rights, unless the committee determines otherwise.

Restricted Stock Units


         The committee may grant restricted stock units to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals and forfeiture provisions) as the committee may determine, in its discretion. Each restricted stock unit has a value equal to the fair market value of one share of common stock. Restricted stock units may be paid out in cash, shares of common stock or other considerations, as determined by the committee, upon the lapse of the applicable restrictions.

Performance Awards

         The committee may grant performance awards to such persons, in such amounts, and subject to such terms and conditions as the committee may determine, in its discretion. Peformance awards may be denominated in cash or shares of common stock, valued, as determined by the committee, based on the achievement of performance goals over performance periods to be determined by the committee, and paid, at such time and in such form as the committee may determine, in the form of a lump sum or installments, or on a deferred basis, in accordance with procedures established by the committee.

Other Stock-Based Awards

         The committee may grant other stock-based awards valued in whole or in part by reference to, or otherwise based on, common stock, including dividend equivalent rights, as the committee deems consistent with the purposes of the plan. Subject to the provisions of the plan, the committee will determine the persons to whom such other stock-based awards will be granted and all the terms and conditions of such awards.

Section 162(m) Awards and Performance Goals, Generally

         With respect to performance awards, and specifically, awards intended to comply with Section 162(m), the plan is designed so that a committee satisfies the applicable requirements of Section 162(m) may establish performance goals expressed in terms of the achievement of any one or more of the following performance measures; earnings before interest, taxes, depreciation and/or amortization; operating income or profits; return on equity, assets, capital employed or investment; after tax operating income; net income; earnings or book value per share; cash flow(s); total sales or revenue, or sales or revenues per employee; production (separate work units); stock price or total shareholder return; dividends, strategic business objectives, consisting of one or more objectives based criteria.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Name of Beneficial Owner            Amount and Nature of Ownership              Percent of Ownership
Crown Capital Holdings, Inc.(1)              2,000,000                                  100%

Total                                        2,000,000                                  100%


--------------------
(1) Crown Capital Holdings, Inc., is a Florida corporation, the stock of which is owned 50% each by family limited partnerships established for estate planning purposes by Donald W. Miller and Robert C. Hackney.

                            DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of iCrown's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

GENERAL

The company is authorized to issue 300,000,000 shares of common stock, $.0001 par value per share, and 50,000,000 shares of preferred stock, $.0001 par value per share. At November 30, 1999, there were 2,000,000 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

COMMON STOCK

VOTING RIGHTS. Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of Common Stock holding, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of the directors of the Company.

DIVIDEND POLICY. All shares of common stock are entitled to participate ratably in dividends when and as declared by iCrown's board of directors out of the funds legally available therefore and subject to the rights, if any, of the holders of outstanding shares of preferred stock. Any such dividends may be paid in cash, property or additional shares of common stock. iCrown has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of iCrown's business and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of iCrown's board of directors and will depend upon, among other things, future earnings, the operating and financial condition of iCrown, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary, of the company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of the company after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED STOCK


iCrown also has the right to issue up to 50,000,000 shares of preferred stock. This preferred stock may have such rights and preferences that are greater than iCrown's Common Stock. As of the date of this prospectus, no preferred stock has been issued. The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series.

NO DIVIDENDS ANTICIPATED

iCrown does not contemplate or anticipate paying any dividends upon its common stock in the foreseeable future. It is currently anticipated that earnings, if any, will be used to finance the development and expansion of our business.

INDEMNIFICATION PROVISIONS OF FLORIDA LAW AND OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

iCrown's Articles of Incorporation and Bylaws require us to indemnify its directors and officers to the fullest extent permitted by Florida law. Florida law presently provides that in the case of a nonderivative action (that is, an action other than by or in the right of a corporation to procure a judgment in its own favor), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.


With respect to derivative actions, Florida law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.

ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE COMPANY'S POISON PILL PLAN, THE EQUITY INCENTIVE PLAN, AND FLORIDA LAW

POISON PILL.


On November 30, 1999, the board of directors of iCrown declared a dividend of one purchase warrant for every outstanding share of the Company's Common Stock, $.0001 par value. The warrants will be distributed on December 30, 1999, to stockholders of record as of the close of business on that date. The terms of the warrants are set forth in the Warrants Agreement dated as of November 30, 1999, between the Company and North American Transfer Co., as warrants agent. The warrants agreement provides for the issuance of one warrant for every share of common stock issued and outstanding on the dividend record date and for each share of common stock which is issued or sold after that date and prior to the "distribution date".

         Each warrant entitles the holder to purchase from iCrown one share of common stock at a price of $.10 per share, subject to adjustment. The warrants will expire on December 30, 2009, or the earlier redemption of the warrants, and are not exercisable until the distribution date.

         No separate warrants certificates will be issued at the present time. Until the distribution date (or earlier redemption or expiration of the warrants),

(i) the warrants will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates,

(ii) new common stock certificates issued after the dividend record date upon transfer or new issuance of the company's common stock will contain a notation incorporating the Warrants Agreement by reference and

(iii) the surrender for transfer of any of the company's common stock certificates will also constitute the transfer of the warrants associated with the common stock represented by such certificate.

         The warrants will separate from the common stock and warrants certificates will be issued on the distribution date. Unless otherwise determined by a majority of the board then in office, the distribution date will occur on the earlier of

(i) the tenth business day following the later of the date of a public announcement that a person, including affiliates or associates of such person, except as described below, has acquired or obtained the warrant to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock or the date on which an executive officer of iCrown has actual knowledge that an acquiring person became such or

(ii) the tenth business day following commencement of a tender offer or exchange offer that would result in any person together with its affiliates and associates owning 15% or more of the company's outstanding common stock. In any event, the board of directors may delay the distribution of the certificates. After the distribution Date, separate certificates evidencing the warrants will be mailed to holders of record of the company's common stock as of the close of business on the distribution date and such separate warrants certificates alone will evidence the warrants.

         If, at any time after December 30, 1999, any person or group of affiliated or associated persons (other than the company and its affiliates) shall become an acquiring person, each holder of a warrant will have the warrant to receive shares of our common stock (or, in certain circumstances, cash, property or other securities of iCrown) having a market value of one hundred times the exercise price of the Warrant. Also, in the event that after the stock acquisition date iCrown was acquired in a merger or other business combination, or more than 25% of its assets or earning power was sold, each holder of a warrant would have the warrant to exercise such warrant and thereby receive common stock of the acquiring company with a market value of one hundred times the exercise price of the warrant. Following the occurrence of any of the events described in this paragraph, any warrants that are, or (under certain circumstances specified in the warrants agreement) were, beneficially owned by any acquiring person shall immediately become null and void.

         The board may, at its option, at any time after any person becomes an acquiring person, exchange all or part of the then outstanding and exercisable warrants for shares of common stock at an exchange ratio of one share of Common stock per Warrant, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after November 30, 1999. The board, however, may not effect an exchange at any time after any person (other than

(i)      iCrown,

(ii)     any subsidiary of the Company,

(iii) any employee benefit plan of the company or any subsidiary of the company or

(iv) any entity holding common stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the common stock then outstanding. Immediately upon the action of the board ordering the exchange of any warrants and without any further action and without any notice, the warrant to exercise such warrants will terminate and the only warrant thereafter of a holder of such warrants will be to receive that number of shares of common stock equal to the number of such warrants held by the holder multiplied by the exchange ratio.

         The exercise price of the warrants, and the number of shares of common stock or other securities or property issuable upon exercise of the warrants are subject to adjustment from time to time to prevent dilution

(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock,

(ii) upon the grant to holders of the common stock of certain warrants or warrants to subscribe for shares of the common stock or convertible securities at less than the current market price of the common stock or

(iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of the Company and certain other distributions) or of subscription warrants (other than those referred to above).

         At any time prior to the earlier of the distribution date or the close of business on the expiration date, iCrown, by a majority vote of the board then in office, may redeem the warrants at a redemption price of $.01 per warrant, as described in the warrants agreement. Immediately upon the action of the board electing to redeem the warrants, the warrant to exercise the warrants will terminate and the only right of the holders of warrants will be to receive the redemption price.

         Until a warrant is exercised, the holder thereof, as such, will have no warrants as a stockholder of iCrown, including, without limitation, the warrant to vote or to receive dividends.

        The Warrants Agreement may be amended by the board at any time prior to the distribution date without the approval of the holders of the warrants. From and after the distribution date, the Warrants Agreement may be amended by the board without the approval of the holders of the Warrants in order to cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Warrants Agreement or to make any other changes that do not adversely affect the interests of the holders of the Warrants (other than any acquiring person or its affiliates and associates, or their transferees).

         The form of warrants agreement dated as of December 30, 1999, between iCrown and North American Transfer Co., as warrants agent, specifying the terms of the warrants (including as exhibits the form of the warrants certificate and the summary of warrants) is attached hereto as an exhibit. The foregoing description of the warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants Agreement, which is incorporated herein by reference.

EQUITY INCENTIVE PLAN

         Additionally, iCrown's Equity Incentive plan allows for all options and awards in iCrown's equity to vest upon a "change in control" as defined by the plan.


FLORIDA LAW

         The laws of the State of Florida, where the company's principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. Florida Statutes 607.0901 to 607.0903 is an "affiliated transaction" statute which prevents certain hostile and coercive merger devices. An affiliated transaction is a significant transaction (e.g., merger, a sale of more than 5% of the assets, issuance of an additional 5% of stock, or dissolution) with a shareholder who owns more than 10% of the outstanding stock of a company. In additional to any approval required by law, the company charter, or by the interests given to either bondholders to stockholders by operation of an agreement, an affiliated transaction must also be approved by either a majority of the corporations disinterested directors, or two thirds of the remaining disinterested shareholders. There are three exceptions to this rule. First, the affiliated transaction statute can be avoided if the minimum price paid to the shareholders is at least equal to the highest price paid by an interested shareholder in the past two years. Second, if the interested shareholder has owned more than 80% of the corporation's outstanding shares for at least five years before the affiliated transaction occurs, the statute does not apply. Third, the statute would not apply if the interested shareholder owned more than 90% of the outstanding shares when the affiliated transaction occurs. Additionally, a corporation may elect to opt out of the statute; iCrown has not yet chosen this option.


TRANSFER AGENT. North American Transfer Co., has been appointed the transfer agent of the company's common stock and preferred stock.

Exchange and Nasdaq Listing

         We plan on applying for a listing on the NASDAQ system immediately upon completion of this offering. In the meantime, iCrown has made an initial application for listing on the Chicago Stock Exchange.

ABSENCE OF MARKET

At the present time, there is no public market for the Company's Common Stock and subsequent to this offering there is no assurance that a market will develop. The Company will apply for listing on the National Association of Security Dealer's Automated Quotation Service, Inc. ("NASDAQ") and the Chicago Stock Exchange to commence after this offering.

                           INCORPORATION BY REFERENCE

         The SEC allows us to incorporate by reference in this prospectus other information that Waste Management, and Philip Morris file with them, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about Waste Management, and Philip Morris that is not included in or delivered with this prospectus. The information that Waste Management, and Philip Morris file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the expiration of this exchange offer.

         For Waste Management:

         1. The annual report on Form 10-K for the year ended 12-31-98, as amended.

         2. The quarterly report on Form 10-Q for the fiscal quarter ended 9-30-99, as amended.


For Philip Morris:

         1. The annual report on Form 10-K for the year ended 12-31-98, as amended.

         2. The quarterly report on Form 10-Q for the fiscal quarter ended 9-30-99, as amended.

         The Companies have filed each of these documents with the SEC and they are available from the SEC's Internet site at/or public reference rooms described under "WHERE YOU CAN FIND MORE INFORMATION" below.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to what is contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offers to exchange or buy the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

                           TERMS OF THE EXCHANGE OFFER


         iCrown Corporation, a Florida corporation, hereby offers to exchange an aggregate of 2,000,000 shares of Common Stock, for shares of common stock, of the following corporations: Philip Morris Companies, Inc. and Waste Management, Inc., upon the terms and subject to the conditions set forth below and in the Letter of Transmittal, which is Appendix A to this prospectus.

1. Basic terms of the offer


         The following terms and conditions apply to our Offer:

   o We will accept for exchange any combination of the shares of the Affinity Companies stock that is equivalent in value to $20 Million, as calculated according to the exchange formula.

   o We will not accept any shares of the Affinity Companies if the amount accepted would exceed 1.9% of the issued and outstanding shares of stock of any such company.

   o We will not accept any shares for exchange if the total value of the shares tendered on the Expiration Date do not equal at least $2 Million, as calculated according to the exchange formula.

   o We will not accept any shares for exchange if they are tendered by a shareholder who is a resident of a state where the offer is not permitted by state law. See Section 7 below for state details.

   o     This offer is being made on a "first come, first exchange basis."

   o We will only accept shares from stockholders of the Affinity Companies who have consented to electronic delivery of this prospectus.

         The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of an Affinity Company by the average closing price per share of their stock on the day prior to the expiration date. We will then exchange those shares for an equal value of our shares, at the rate of $10 per share for our shares. The price of our shares has been arbitrarily determined by us, and our shares are not presently publicly traded.


         The term "expiration date" means 12:00 midnight, Eastern Standard time, on ___________, 2000, unless we have extended the offering period. If the offer is extended, the term "expiration date" shall mean the new time and date upon which the offer is set to expire.

We may:

     o extend the offer, if at any scheduled expiration date of the offer any of the conditions of the offer shall not be satisfied or waived. The extension will be until such time as such conditions are satisfied or waived.

     o extend the offer for any period required by statute, rule, regulation, interpretation or position of the Commission or any other governmental authority or agency thereof applicable to the offer.

     o     extend the offer for any reason on one or more occasions.

As used in this offer to exchange, "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday, and consists of the time period from 12:01 a.m. through 12:00 Midnight, Eastern Standard time.

We expressly reserve the following rights:

     o     to waive any condition to the offer.

     o     to extend the offering period.

     o to terminate the offer and not to accept for exchange any shares not previously accepted for exchange, if any condition to the offer is not satisfied, by giving oral or written notice of such termination to the depositary, and

     o     at any time, to amend the offer in any respect.

While we reserve the above rights, we are not obligated to take any of the described actions.

2. Acceptance for exchange and exchange for shares


For a stockholder to validly tender shares pursuant to the offer, either

(a) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (in connection with book-entry transfer of shares of common stock) and any other required documents, must be received by the depositary at one of its addresses set forth herein prior to the expiration date and either

(i) Certificates for tendered shares must be received by the depositary at one of such addresses prior to the expiration date or

(ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth below in Section 3 and a book-entry confirmation must be received by the depositary on or prior to the expiration date

or

(b) the tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 below.

         The term "Agent's Message" means a message transmitted by a book-entry transfer facility to, and received by, the depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility transferring the shares which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that offeror may enforce such agreement against such participant.

         We will be deemed to have accepted for exchange, and thereby exchanged, shares validly deposited with the depositary when we give oral or written notice to the depositary of our acceptance. In all cases, exchange for shares pursuant to the offer will be made by deposit of our common stock with the depositary. The depositary will act as agent for exchanging stockholders for the purpose of receiving common stock from us and transmitting common stock to exchanging stockholders whose shares have been accepted by us.

         If acceptance for exchange is delayed for any reason, or we are unable to accept for exchange shares deposited pursuant to the offer, then, without prejudice to our rights under Section 6 below, the depositary may, nevertheless, on our behalf, retain deposited shares.

         If any deposited shares are not exchanged for any reason or if certificates are submitted for more shares than are exchanged, certificates for such shares not exchanged will be credited to an account maintained at the appropriate book-entry transfer facility according to the procedures set forth in Section 3 below, as promptly as possible following the expiration, termination or withdrawal of the Offer.


3. Procedure for exchanging shares

         Book-entry transfer. The depositary will make a request to establish an
         -------------------
account with respect to the Shares at The Depository Trust Company for purposes of the offer.

         Any financial institution that is a participant in a book-entry transfer facility's system may make book-entry delivery of shares by causing a book-entry transfer facility to transfer such shares into the depositary's account at such book-entry transfer facility in accordance with that facility's procedure for such transfer. Although delivery of shares may be effected through book-entry transfer into the depositary's account at a book-entry transfer facility, however, an Agent's Message in connection with a book-entry transfer and any other required documents, must, in any case, be transmitted to, and received by, the depositary at its address set forth in this offer to exchange on or prior to the expiration date.

         The confirmation of a book-entry transfer of shares into the depositary's account at a book-entry transfer facility as described above is known as a "Book-Entry Confirmation."

     Signature guarantees. Signatures on all Letters of Transmittal must be
     --------------------
guaranteed by a member in good standing of the Securities Transfer Agent's Medallion Program, or by any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing constituting an "Eligible Institution", unless the shares are deposited:

(i) by a registered holder (which term, for purposes of this Section, includes any participant in any of the book-entry transfer facilities' systems whose name appears on a security position listing as the owner of the shares) of shares who has not completed either the box labeled "Special Delivery Instructions" or the box labeled "Special Payment Instructions" on the Letter of Transmittal or

(ii) for the account of an eligible institution. See Instruction 1 contained in the Letter of Transmittal. If the certificates representing shares are registered in the name of a person or persons other than the signer of the Exchange Agreement and Letter of Transmittal, or if exchange is to be made or certificates for shares not accepted for exchange are to be issued to a person other than the registered holder, then the certificates representing shares must be endorsed or accompanied by appropriate stock powers, in each case signed exactly as the name or names of the registered holder or holders appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above and as provided in the Letter of Transmittal. See Instructions 1 and 5 contained in the Letter of Transmittal.


Guaranteed delivery. If a stockholder desires to tender securities and the
-------------------
certificates are not immediately available or the procedures for book entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the depositary prior to the expiration date, such tender may be made if all the following conditions are met:


(i)      such tender is made by or through an eligible institution;

(ii) a properly completed and executed Notice of Guaranteed Delivery, substantially in the form provided by us is received by the depositary, prior to the expiration date.

(iii) the certificates for all tendered shares of common stock, in proper form for transfer, or a book-entry confirmation, together with a properly completed and executed Letter of Transmittal , with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, are received by the depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand to the depositary or transmitted by telegram, facsimile transmission or mailed to the depositary and must include the guarantee by and eligible institution in the form set forth in such Notice of Guaranteed Delivery.

         Backup withholding. In order to avoid "backup withholding" of U.S.
         ------------------
Federal Income Tax on any gain pursuant to the offer, a stockholder surrendering shares in the offer must, unless an exemption applies, provide the depositary with such stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding.

If a stockholder does not provide such stockholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the offer may be subject to backup withholding of 31%.

All stockholders surrendering shares pursuant to the offer should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the offeror and the depositary). Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding.

Noncorporate foreign stockholders should complete and sign the main signature form and a Form W-8 (Certificate of Foreign Status), a copy of which may be obtained from the depositary, in order to avoid backup withholding. See Instruction 10 to the Letter of Transmittal.

     Determination of validity.
     --------------------------


    o All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for any exchange of shares pursuant to any of the procedures described above will be determined by us, which determination shall be final and binding on all parties.

    o We reserve the absolute right to reject any or all deposited shares that are determined by us not to be in proper form or the acceptance of or exchange for which, in our opinion, may be unlawful.

    o We also reserve the absolute right to waive any defect or irregularity in any exchange of shares.

    o We also reserve the absolute right to waive or to amend any of the conditions of the offer.

    o Our interpretation of the terms and conditions of the offer including the Letter of Transmittal and the instructions thereto, will be final and binding on all parties.

    o No exchange of shares will be deemed to have been validly made until all defects and irregularities have been cured or waived.

    o None of offeror, the depositary, or any other person will be under any duty to give notification of any defects or irregularities in exchanges or incur any liability for failure to give any such notification.


         Appointment as proxy. By executing a Letter of Transmittal, (or
         --------------------
agreeing to be bound by its terms through an Agent's Message) an exchanging stockholder irrevocably appoints designees of offeror as such stockholder's attorneys-in-fact and proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such stockholder's rights with respect to the shares deposited by such stockholder and accepted for exchange by us.

All such powers of attorney and proxies shall be considered coupled with an interest in the deposited shares. Such powers of attorney and proxies shall be irrevocable and shall be effective when, and only to the extent that, offeror accepts such shares for exchange.

Upon such acceptance for exchange, all prior powers of attorney and proxies given by such stockholder with respect to such shares will be revoked, without further action, and no subsequent powers of attorney and proxies may be given by such stockholder. If any are given, will not be deemed effective.

The designees of offeror will be empowered to exercise all voting and other rights of such stockholder with respect to such shares as they in their sole discretion may deem proper, including, without limitation, in respect of any annual or special meeting of the Company's stockholders, or any adjournment or postponement thereof, or in connection with any action by written consent in lieu of any such meeting or otherwise.

4. Withdrawal rights

    o      Exchanges of shares pursuant to the offer are irrevocable.

    o Shares deposited pursuant to the offer may not be withdrawn at any time prior to the expiration date.

    o If we extend the offer, or are delayed in our exchange for shares, then, without prejudice to our rights under this offer, deposited shares may be retained by the depositary on our behalf and may not be withdrawn.

5. Certain fees and expenses

We have retained Wilmington Trust Company to act as the depositary in connection with the offer. The depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the U.S. federal securities laws.

     We will not pay any fees or commissions to any broker or dealer or other person for soliciting exchanges of shares pursuant to the offer.


6. Certain conditions of the offer


     The exchange offer is subject to the registration statement and nay amendment to the registration statement covering our common stock being effective under the Securities Act of 1933. The exchange offer is also subject to the other conditions set forth in this section.

     Notwithstanding any other provision of the offer, we:

    o shall not be required to accept for exchange any shares deposited until the expiration of any applicable waiting period for the offer, and

    o may terminate or amend the offer as to any shares not then accepted for exchange,

    o      shall not be required to accept for exchange any shares, or

    o      may delay the acceptance of shares deposited,

if at any time prior to the acceptance for payment of shares, any of the following events shall occur:

         (a) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction, promulgated, enacted, entered, enforced or deemed applicable to the offer, that would or is reasonably likely to

                  (i) make the acceptance for exchange of, or exchange of some or all of the shares pursuant to the offer illegal, or otherwise restrict or prohibit or make materially more costly the consummation of the offer,

                  (ii) result in a significant delay in or restrict our ability to accept for exchange some or all of the shares pursuant to the offer,

                  (iii) render us unable to accept for exchange some or all of the shares pursuant to the offer,

                  (iv) impose material limitations on our ability to acquire or hold, transfer or dispose of, or effectively to exercise all rights of ownership of, some or all of the shares including the right to vote the shares exchanged by it pursuant to the offer on all matters properly presented to the stockholders of the Affinity Companies,

                  (v) otherwise materially adversely affect us, or the value of the shares or otherwise make consummation of the offer, unduly burdensome;

         (b) there shall have been threatened, instituted or pending any action, proceeding or counterclaim by or before any governmental, administrative or regulatory agency or instrumentality or before any court, arbitration tribunal or any other tribunal, domestic or foreign, challenging the making of the offer or the acquisition by us of the shares pursuant to the offer or seeking to obtain any material damages, or seeking to, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

         (c)      there shall have occurred:

                  (i) for a period of more than one full trading day any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States,

                  (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States,

                  (iii) the commencement of a war, armed hostilities or any other international or national calamity involving the United States, or


                  (iv) a material adverse change in the United States currency exchange rates or a suspension of, or limitation on, the markets therefor;


         (d) there shall have occurred any change, condition, event or development in the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Affinity Compaies or any of their subsidiaries that is, or is reasonably likely to be, materially adverse to the them taken as a whole or that materially impairs, or is reasonably likely to materially impair the ability of the parties to consummate the offer; which, in the sole judgment of offeror, in any case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the offer or with acceptance for exchange or exchange for shares.

         The foregoing conditions are for our sole benefit and may be asserted regardless of the circumstances or waived by us in whole or in part at any time or from time to time in our discretion.

         Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time. Any determination by us concerning the events described above will be final and binding on all parties.

7. Certain legal matters

         We will only accept shares for exchange from shareholders of the Affinity Companies who are residents of the following states: Alaska, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Minnesota, Missouri, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Vermont, and West Virginia. We will also accept shares from shareholders who are not residents of the United States.

         We are not permitted to accept shares for exchange from shareholders who are residents of Alabama, California, Connecticut, Iowa, Louisiana, Maryland, Michigan, Mississippi, New Hampshire, New Jersey, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Virginia, Washington, Wisconsin, and Wyoming.


                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
                              OF THE EXCHANGE OFFER

         The following is a summary of the principal U.S. Federal Income Tax Consequences of the offer to holders whose shares are exchanged pursuant to the offer. The discussion applies only to holders of shares in whose hands shares are capital assets, and may not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of shares who are not citizens or residents of the United States.

         The U.S. Federal Income Tax consequences set forth below are included for general informational purposes only and are based upon present law. Because individual circumstances may differ, each holder of shares should consult such holder's own tax advisor to determine the applicability of the rules discussed below to such stockholder and the particular tax effects of the offer including the application and effect of state, local and other tax laws.

         The receipt of the common stock will be a taxable transaction for U.S. Federal Income Tax purposes and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for U.S. Federal Income Tax purposes, a holder of shares will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the shares exchanged pursuant to the offer and the value of the common stock received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) sold pursuant to the offer. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the date of sale the shares were held for more than one year.

         Payments in connection with the offer may be subject to backup withholding at a 31% rate. Backup withholding generally applies if the stockholder:

(a)      fails to furnish such stockholder's social security number or TIN,

(b)      furnishes an incorrect TIN,

(c)      fails properly to report interest or dividends or

(d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such stockholder's correct number and that such stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.

Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with such stockholder's own tax advisor as to such stockholder's qualification for exemption from withholding and the procedure for obtaining such exemption.

                               iCROWN CORPORATION
                         (a development stage company)

                               NOVEMBER 30, 1999

                          INDEX TO FINANCIAL STATEMENT
                                                                           Pages
                                                                           -----
Report of Independent Certified Public Accountants                          F-2

Balance Sheet                                                               F-3

Statement of Operations                                                     F-4

Statement of Changes in Stockholders' Equity                                F-5

Statement of Cash Flows                                                     F-6

Notes to Financial Statements                                               F-7

To the Board of Directors and Stockholders of iCrown Corporation
Palm Beach Gardens, Florida

We have audited the accompanying balance sheet of iCrown Corporation (a Florida Corporation) as of November 30, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of iCrown's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iCrown Corporation as of November 30, 1999, and the results of its operations and its cash flows for the year ended in conformity with generally accepted accounting principles.

December 7, 1999

Sweeney Gates & Co.
Independent certified public accountants

                                  BALANCE SHEET
                                NOVEMBER 30, 1999

                                     ASSETS

Current Assets:

         Cash                                                           $ 1,000

         Total current assets                                             1,000
                                                                        -------
                                                                        $ 1,000
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

         Accounts payable                                               $    --
                                                                        -------
                  Total current liabilities                                  --
                                                                        -------
Stockholders' equity:

         Preferred stock, $.0001 value, 50,000, 000 shares
           Authorized, none issued and outstanding                           --
         Common stock, $.0001 par value, 300,000,000 shares authorized,
           2,000,000 shares issued and outstanding                          200
         Additional paid-in capital                                       1,400
         Deficit accumulated during the development stage                  (600)
                                                                        -------
           Total stockholders' equity                                     1,000

                                                                        $ 1,000
                                                                        -------

                               ICROWN CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                         NOVEMBER 8
                                                            1999
                                                         (INCEPTION)
                                                           THROUGH
                                                         NOVEMBER 30
                                                            1999
                                                         -----------
Revenues                                                 $        --

General and administrative expenses                              600

Net loss                                                 $      (600)
                                                         ===========
Loss per share of common stock, basic and diluted        $        --
                                                         -----------
Weighted average number of common shares outstanding       2,000,000
                                                         -----------

                               ICROWN CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                           PREFERRED STOCK                     COMMON STOCK              ADDITIONAL
                                    -----------------------------     -----------------------------     ------------
PAID-IN         DEVELOPMENT
                                        SHARES         AMOUNT             SHARES
           AMOUNT   CAPITAL             STAGE          TOTALS
           ------   -------         ------------     ------------     ------------     ------------     ------------
Balance at November 8, 1999,                         $                                 $                $
  (inception)
   Issuance stock                                                        2,000,000              200              800
   Contribution to capital                                                                                       600
   Net loss
(600)                  (600)

Balance, November 30, 1999                                               2,000,000              200     $       1,40
                                    ------------     ------------     ------------     ------------     ------------

                               ICROWN CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                      NOVEMBER 8
                                                                        1999
                                                                     (INCEPTION)
                                                                      THROUGH
                                                                     NOVEMBER 30
                                                                        1999
                                                                      -------
Cash flows from operating activities:
         Net loss                                                     $  (600)
         Adjustment to reconcile net loss to net cash provided by
         Operating activities:
         Non cash charge for general and administrative expenses          600
                                                                      -------
                  Net cash used in operating activities                    --
                                                                      -------
Cash flows from financing activities:
         Proceeds from issuance of common stock                           200
         Proceeds from additional paid-in capital                         800
                                                                      -------
                  Net cash provided by financing activities             1,000
                                                                      -------
Net increase in cash                                                    1,000

Cash at beginning of period                                                --
                                                                      -------
Cash at end of period                                                 $ 1,000
                                                                      =======
Supplemental disclosures:
         Cash paid for interest during the period                     $    --
                                                                      -------
         Cash paid for income tax during the period                   $    --
                                                                      -------

                               ICROWN CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 1999

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION -iCrown Corporation was incorporated in the State of Florida on November 8, 1999. The Company expects its year-end to be December 31.


DEVELOPMENT STAGE ACTIVITIES - iCrown has been in the development stage since its inception. It has conducted no business other than to organize as a corporation. It intends to seek and acquire merger partners that have ongoing operations.

INCOME TAXES - ICrown accounts for income taxes on an asset and liability approach to financial accounting. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities. iCrown has made no provision for taxes because there has not been any taxable profit or losses since its inception.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE - Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128"), requires presentation of earnings or loss per share on basic and diluted earnings per share. iCrown has potentially dilutive shares; however, because iCrown has a loss, the shares are deemed anti-dilutive. Loss per share is computed by dividing net income by the weighted average number of shares outstanding during the period.

ORGANIZATION COSTS - In April 1998, the Accounting Standards Executive committee released Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 requires that start-up costs, including organizational costs, be expensed as incurred. iCrown accepted early adoption of SOP 98-5 and expensed all start-up costs.

2.       GOING CONCERN CONTINGENCY

ICrown has minimal capital available to meet future obligations and to carry out its planned operations. These factors raise substantial doubt about iCrown's ability to continue as a going concern.


In order to begin any significant operations, iCrown will have to pursue other sources of capital, such as raising equity as discussed in Note 4. The Company has filed a Form S-4 with the Securities and Exchange Commission to register securities upon the effective date of the filing. Thereafter the Company will proceed to raise capital and/or acquire operating companies. In the meantime, operating expenses are minimal and the shareholders has agreed to provide any necessary operating capital. As of this statement date, neither negotiations nor agreements for any business combination have begun. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.       CAPITALIZED AND SALE OF STOCK

iCrown has authorized the issuance of preferred stock. The rights and provisions of the preferred stock will be set by the board of directors at the time the stock is issued.

iCrown's issued 2,000,000 shares of common stock for $1000. At the same time, the purchaser of the stock contributed to capital $600 for organizational expenses.

iCrown has authorized an antitakover plan. On November 30, 1999, the board of directors declared a dividend of one purchase warrant for every outstanding share of iCrown's common stock to be distributed on December 30, 1999 to stockholders of record on that date, and for each share of common stock that is issued or sold after that date and prior to the distribution date as defined below.

Each warrant entitles the holder to purchase from iCrown one share of common stock at a price of $.10 per share, subject to adjustment. The warrants will expire on December 30, 2009. The warrants will separate from the common stock and warrant certificates will be issued on the distribution date defined as the earlier of (i) the tenth business day following the later of the date of public announcement that a person has acquired beneficial interest of 15% or more of the outstanding shares of common stock or (ii) the tenth business day after the announcement of a tender offer for 15% or more of the outstanding common stock. The warrants are structures to be exercised at a future date and contingent on various restrictive events as more fully described in the warrant agreement. The warrants will be evaluated in accordance with Financial Accounting Standard 123 "Accounting for Stock-Based Compensation" and Financial Accounting Standard 128 "Earning per Share" in the future.

4.       SUBSEQUENT EVENTS

Subsequent to the balance sheet date, iCrown expects to file a registration statement with the Securities and Exchange Commission to offer 2,000,000 additional shares of common stock. These shares being registered are to be used in an exchange offer for securities of public companies.

                              AVAILABLE INFORMATION

         iCrown will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information filed by iCrown with the SEC can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549, as well as at the following SEC Regional Offices: Seven World Trade Center, New York, NY 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed tot he SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549.

         iCrown has filed the registration statement under the Securities Act covering the securities described herein. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected without charge at the office of the SEC at 450 Fifth Street, NW, Washington, DC, 20549, and copies of which may be obtained from the SEC at prescribed rates.

         The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as iCrown, that file electronically with the SEC. The address of such site is http://www.sec.gov.

                                  LEGAL MATTERS

         The legality of the Common Stock being offered hereby will be passed upon for iCrown by Hackney & Miller, P.A., Admiralty Office Tower Two, 4400 PGA Boulevard, Suite 505, Palm Beach Gardens, FL 33410.

                                     EXPERTS


No dealer, salesperson or other person has been authorized to give any information or to make any representation other than that contained or incorporated by reference in this prospectus in connection with the offer contained in this prospectus, and, if given or made, such information or representation must not be relied upon having been authorized by icrown. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of icrown since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

         Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                2,000,000 SHARES
                                  iCROWN, INC.

                                  COMMON STOCK
--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------
                                     , 2000

                                   APPENDIX A

                              LETTER OF TRANSMITTAL
     To Exchange Shares of Common Stock of Philip Morris Companies, Inc. and
                            Waste Managements, Inc.
               Pursuant to the Offer to Exchange Dated ________ by
                               iCrown Corporation

            THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD
                    TIME, ON ___________, ___________ , 2000
                          UNLESS THE OFFER IS EXTENDED.

                        The Depository For The Offer is:

                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                           Wilmington, DE 19890-0001
                            Telephone: (302)651-1000

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal is to be completed by holders of Shares (as defined below) of Philip Morris Companies, Inc. and Waste Managements, Inc. (the "Stockholders") if certificates evidencing Shares ("Certificates") are to be forwarded herewith or, unless an Agent's Message (as defined in Instruction 2 below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by Wilmington Trust Company (the "Depository") at The Depository Trust Company ("DTC") (a "Book-Entry Transfer Facility") pursuant to the procedures set forth in the prospectus under Terms of the Exchange Offer,
Section 3 (as defined below).

DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

--------------------------------------------------------------------------------

DESCRIPTION OF SHARES TENDERED
NAME(S) AND
ADDRESS(ES) OF
REGISTERED HOLDER(S)
(PLEASE FILL IN, IF BLANK,
EXACTLY AS NAME(S)APPEAR
ON CERTIFICATE(S)
                                 SHARE        NUMBER OF SHARES         NUMBER
                              CERTIFICATE      REPRESENTED BY         OF SHARES
                              NUMBER(S)(1)    CERTIFICATE(S)(1)      TENDERED(2)


----------------------------       ---------------------------------------------

----------------------------       ---------------------------------------------

                                   Total Shares Tendered:
                                                         -----------------------
------------------------------------

(1) Need not be completed by holders of Shares delivering Shares by Book-Entry Transfer.

(2) Unless otherwise indicated, it will be assumed that all Shares represented by Certificates delivered to the Depositary are being tendered. See Instruction 4.
------------------------------------

/ / CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A BOOK-ENTRY TRANSFER FACILITY, AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN A BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER).

  (N)ame of Tendering Institution:
                                  ----------------------------------------------
  (C)heck Box of Book-Entry Transfer Facility:

       / / DTC

(A)ccount Number:
                 ---------------------------------------------------------------
  (T)ransaction Code Number:
                            ----------------------------------------------------
/ / CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

  (N)ame(s) of Registered Holder(s):
                                    --------------------------------------------
  (W)indow Ticket Number (if any):
                                  ----------------------------------------------
  (D)ate of Execution of Notice of Guaranteed Delivery:
                                                       -------------------------
  (N)ame of Institution which Guaranteed Delivery:
                                                  ------------------------------
  (I)f delivered by Book-Entry Transfer, check box of Applicable Book-Entry
Facility:

       / / DTC

  (A)ccount Number:
                   -------------------------------------------------------------
  (T)ransaction Code Number:
                            ----------------------------------------------------
                     PLEASE READ THE INSTRUCTIONS SET FORTH
                     IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby delivers to iCrown Corporation, a Florida corporation ("Offeror") the above-described shares of common stock, (the "Shares"), of _______________________________ (the "Company"), in exchange for
Offeror's common stock as defined in the Offer Exchange, upon the terms and subject to the conditions set forth in the section "Terms of the Exchange Offer" in the prospectus dated ____________, 2000 (the "Offer to Exchange"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto) constitute the "Offer").

     Subject to, and effective upon, acceptance for exchange of, Shares deposited herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Offeror all right, title and interest in and to all of the Shares that are being deposited hereby and any and all other Shares or other securities issued or issuable in respect of such Shares on or after ____________, 2000 (a "Distribution"), and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver Certificates evidencing such Shares (and any Distributions), or transfer ownership of such Shares (and any Distributions) on the account books maintained by a Book-Entry Transfer Facility together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Offeror, upon receipt by the Depositary as the undersigned's agent, of the common stock, (ii) present such Shares (and any Distributions) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any Distributions), all in accordance with the terms and subject to the conditions of the Offer.

     The undersigned hereby irrevocably appoints Donald W. Miller in his capacity as an officer of the Offeror, and any individual who shall thereafter succeed to such office of Offeror, and each of them, as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to all Shares deposited hereby and accepted for exchange by Offeror (and any Distributions), including, without limitation, the right to vote such Shares (and any Distributions) in such manner as each such attorney and proxy or his substitute shall, in his or her sole discretion, deem proper. All such powers of attorney and proxies, being deemed to be irrevocable, shall be considered coupled with an interest in the Shares deposited herewith. Such appointment will be effective when, and only to the extent that, Offeror accepts such Shares for exchange. Upon such acceptance for exchange, all prior powers of attorney and proxies given by the undersigned with respect to such Shares (and any Distributions) will be revoked, without further action, and no subsequent powers of attorneys and proxies may be given with respect thereto (and, if given, will be deemed ineffective). The designees of Offeror will, with respect to the Shares (and any Distributions) for which such appointment is effective, be empowered to exercise all voting and other rights of the undersigned with respect to such Shares (and any Distributions) as they in their sole discretion may deem proper. Offeror reserves the absolute right to require that, in order for Shares to be deemed validly tendered, immediately upon the acceptance for exchange of such Shares, Offeror or its designees are able to exercise full voting rights with respect to such Shares (and any Distributions).

     All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares delivered hereby (and any Distributions) and that, when the same are accepted for exchange by Offeror, Offeror will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Shares delivered hereby (and any Distributions) will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Offeror to be necessary or desirable to complete the sale, assignment and transfer of Shares delivered hereby (and any Distributions). In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of Offeror any and all Distributions issued to the undersigned on or after ____________, 2000, in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer; and pending such remittance and transfer or appropriate assurance thereof, Offeror shall be entitled to all rights and privileges as owner of any such Distributions and may withhold the common stock or deduct from the exchange price the value thereof, as determined by Offeror in its sole discretion.

     The undersigned understands that the valid delivery of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Exchange and in the instructions hereto will constitute a binding agreement between the undersigned and Offeror with respect to such Shares upon the terms and subject to the conditions of the Offer.

     The undersigned recognizes that, under certain circumstances set forth in the Offer to Exchange, Offeror may not be required to accept for exchange any of the Shares tendered hereby.

     Unless otherwise indicated herein under "Special Payment Instructions", please issue the Common Stock and/or return any Certificates evidencing Shares not tendered or not accepted for exchange in the name(s) of the registered holder(s) appearing under

"Description of Shares Tendered". Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the Common Stock and/or return any Certificates evidencing Shares not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered". In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, please issue the Common Stock and/or return any such Certificates evidencing Shares not tendered or not accepted for exchange (and accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated herein under "Special Payment Instructions", in the case of a book-entry delivery of Shares, please credit the account maintained at the Book-Entry Transfer Facility indicated above with respect to any Shares not accepted for payment. The undersigned recognizes that Offeror has no obligation pursuant to the "Special Payment Instructions" to transfer any Shares from the name of the registered holder thereof if Offeror does not accept for exchange any of the Shares tendered hereby.

--------------------------------------------------------------------------------
                          SPECIAL PAYMENT INSTRUCTIONS
                          (SEE INSTRUCTIONS 5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be issued in the name of someone other than the undersigned, or if Shares delivered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at a Book-Entry Transfer Facility other than the account indicated above.

Issue: [ ]     Check  [ ]  Certificate(s) to:

Name:  _________________________________________________________________________
                             (Please print or type)
Address:  ______________________________________________________________________
                               (Include Zip Code)

--------------------------------------------------------------------------------
                 (Tax Identification or Social Security Number)
                 (See Substitute Form W-9)

[ ] Credit unexchanged Common Shares delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:

Check appropriate Box:
[ ]      The Depositor Trust Company
[ ]      Philadelphia Depository Trust Company


--------------------------------------------
(Account Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          SPECIAL DELIVERY INSTRUCTIONS
                          (SEE INSTRUCTIONS 5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be sent to someone other than the undersigned, or to the undersigned at an address other than that above.

Mail: (check appropriate box(es))

[ ]      Check to:
[ ]      Certificate(s) to:

Name:  _________________________________________________________________________
                             (Please print or type)
Address:  ______________________________________________________________________
                               (Include Zip Code)

--------------------------------------------------------------------------------
                           (Tax Identification Number)
                           (See Substitute Form W-9)

STOCKHOLDER:  SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 BELOW

-------------------------------------------------------------------------

-------------------------------------------------------------------------
                 (SIGNATURE(S) OF STOCKHOLDER(S))

DATED:    ____________________________, 2000

--------------------------------------------------------------------------------


                                    IMPORTANT
                              STOCKHOLDER SIGNATURE
                    (Also Complete Substitute Form W-9 Below)


         -------------------------------------------------------------


         -------------------------------------------------------------
                            (Signature(s) or Owner(s)

         Name(s)
                ------------------------------------------------------

         Name of Firm
                     -------------------------------------------------

         Capacity (full title)
                              ----------------------------------------
                                        (See Instruction 5)
         Address
                ------------------------------------------------------


         -------------------------------------------------------------
                                   (Zip Code)

         Area Code and Telephone Number
                                       -------------------------------

         Taxpayer Identification or Social Security Number
                                                          ------------
                                             (See Substitute Form W-9)

         Dated:                     , 2000
                --------------------

         (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents trnasmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5).

         GUARANTEE OF SIGNATURE(S)
         (See Instructions 1 and 5)

         FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

         Authorized signature(s)
                                --------------------------------------

         Name(s)
                ------------------------------------------------------


         -------------------------------------------------------------


         Name of Firm
                     -------------------------------------------------
                                    (Please Print)

         -------------------------------------------------------------
                                   (Zip Code)

         Area Code and Telephone Number
                                       -------------------------------

         Dated:                     , 2000
                --------------------

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Guarantee of Signatures. Except as otherwise provided below, signatures on this Letter of Transmittal must be guaranteed by a member in good standing of the Securities Transfer Agent's Medallion Program, or by any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing constituting an "Eligible Institution"), unless the Shares tendered hereby are tendered (i) by the registered holder (which term, for purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) of such Shares who has completed neither the box entitled "Special Payment Instructions" nor the box entitled "Special Delivery Instructions" hereby or (ii) for the account of an Eligible Institution. See Instruction 5. If the Certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if the Units are to be made or delivered to, or Certificates evidencing unexchanged Shares are to be issued or returned to, a person other than the registered owner, then the tendered Certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signatures on the Certificates or stock powers guaranteed by an Eligible Institution as provided herein. See Instruction 5.

     2. Requirement of Tender. This Letter of Transmittal is to be completed by Stockholders if Certificates evidencing Shares are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Exchange. For a Stockholder to validly tender Shares pursuant to the Offer, either (a) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (in connection with book-entry transfer of shares of Common Stock) and any other required documents, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in Section 1 of the Offer to Exchange) and either (i) Certificates for tendered Shares must be received by the Depositary at one of such addresses prior to the Expiration Date or (ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Exchange and a Book-Entry Confirmation must be received by the Depositary on or prior to the Expiration Date or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 of the Offer to Exchange.

Stockholders whose certificates for securities are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary prior to the expiration Date or who cannot comply with the book entry procedures on a timely basis may tender their securities by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in Section 3 of the Offer to Exchange.

Pursuant to such guaranteed delivery procedures, (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Offeror, must be received by the Depositary prior to the Expiration Date and (iii) the certificates of all tendered securities, in proper form for transfer (or a book-entry Confirmation with respect to all tendered securities), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Deliver. A "trading day" is any day on which the Nasdaq National Market is open for business.

The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and form a part of a Book-Entry Confirmation, which states tha such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the shares of Common Stock, that such participant has received and agrees to be bound by such terms of the Letter of Transmittal and that Offeror may enforce such agreement against the participant.

The signatures on this Letter of Transmittal cover the securities tendered hereby.

THE METHOD OF DELIVERY OF CERTIFICATES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be exchanged. All tendering Stockholders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the information required under "Description of Shares Tendered" should be listed on a separate signed schedule attached hereto.

     4. Partial Tenders. If fewer than all of the Shares represented by any Certificates delivered to the Depositary herewith are to be tendered hereby, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, if Offeror accepts the tendered Shares for exchange, a new Certificate for the remainder of the Shares that were evidenced by your old certificate(s) will be sent, without expense, to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Certificate(s) delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

     5. Signatures on Letter of Transmittal, , Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

     If this Letter of Transmittal or any Certificates or instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Offeror of such person's authority to so act must be submitted.

     If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Certificates or separate instruments of transfer are required unless payment is to be made, or Certificates not tendered or not exchanged are to be issued or returned, to a person other than the registered holder(s). Signatures on such Certificates or instruments of transfer must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares evidenced by the Certificate(s) listed and transmitted hereby, the Certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appear on the Certificate(s). Signatures on such Certificate(s) or instruments of transfer must be guaranteed by an Eligible Institution.

     6. Transfer Taxes. Offeror will not pay or cause to be paid any transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer and such transfer taxes will be charged to the tendering stockholder.

     7. Special Payment and Delivery Instructions. If Certificates for unexchanged Shares are to be issued in the name of a person other than the signer of this Letter of Transmittal or such Certificates are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. If any tendered Shares are not exchanged for any reason and such Shares are delivered by Book-Entry Transfer Facility, such Shares will be credited to an account maintained at the appropriate Book-Entry Transfer Facility.

     8. Waiver of Conditions. The conditions of the Offer may be waived by Offeror, in whole or in part, at any time or from time to time, in Offeror's sole discretion subject to the conditions described in the Offer to Exchange.

    9. Backup Withholding Tax. Each tendering Stockholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below and to certify that the stockholder is not subject to backup withholding.

FAILURE TO PROVIDE THE INFORMATION ON THE SUBSTITUTE FORM W-9 MAY SUBJECT THE TENDERING STOCKHOLDER TO 31% FEDERAL INCOME TAX BACKUP WITHHOLDING ON THE PAYMENT OF THE PURCHASE PRICE FOR THE SHARES.

The tendering Stockholder should indicate in the box in Part III of the Substitute Form W-9 if the tendering Stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the Stockholder has indicated in the box in Part III that a TIN has been applied for and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 31% of all Units, if any, made thereafter pursuant to the Offer until a TIN is provided to the Depositary.

     10. Lost or Destroyed Certificates. If any Certificate(s) representing Shares has been lost or destroyed, the holders should promptly notify the Company's transfer agent, Bank of New York. The holders will then be instructed as to the procedure to be followed in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) TOGETHER WITH ANY REQUIRED SIGNNATURE GUARANTEES, OR, IN THE CASE OF ABOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SECURITIES MUST BE RECEIVED BY THE DEPOSITARY OR SECURITIES MUST BE DLEIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

                            IMPORTANT TAX INFORMATION

     Under federal income tax law, a Stockholder whose tendered Shares are accepted for exchange is required to provide the Depositary (as payor) with such Stockholder's correct TIN on Substitute Form W-9 below. If such Stockholder is an individual, the TIN is his or her social security number. If the tendering Stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such

Stockholder should so indicate on the Substitute Form W-9. See Instruction 10. If the Depositary is not provided with the correct TIN, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Stockholders with respect to Shares purchased pursuant to the Offer may be subject to backup federal income tax withholding.

     Certain Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the Stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding with respect to payment of the purchase price for Shares purchased pursuant to the Offer, a Stockholder must provide the Depositary with his correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Stockholder is awaiting a TIN) and that (1) such Stockholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Stockholder that he is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The Stockholder is required to give the Depositary the social security number or employer identification number of the record holder of the Shares tendered hereby. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

                              , 2000
------------------------------
         Signature

Date

            Name (Please Print)


---------------------------------------------

                     PAYOR'S NAME: WILMINGTON TRUST COMPANY

--------------------------------------- ----------------------------------------- -------------------------------------------
SUBSTITUTE                              Part 1. Please provide your TIN in the    Social Security
                                        Number OR box at right and certify by     Employer Identification Number
                                        signing and Dating below.

                     FORM W-9
                                                                                  -------------------------------
Department of Treasury
Internal Revenue Service

Payor's Request for
Taxpayer Identification
Number ("TIN") and
Certification
                                        -------------------------------------------------------------------------------------
                                        Part 2.  Check the box if you are NOT subject to backup withholding under the
                                        Provisions of Section 3408(a)(1)(C) of the Internal Revenue Code of 1986 because
                                        (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue
                                        Service has notified you that you are no longer subject to backup withholding
                                        -------------------------------------------------------------------------------------
                                        Part 3 - Certification - Under the penalties of perjury, I certify that the information Provided on this form is true, correct and complete.
--------------------------------------- -------------------------------------------------------------------------------------
                                        Print your name:
                                                        --------------------------
                                        Address:
                                                ----------------------------------

                                        ------------------------------------------
                                                                                                  Awaiting TIN
                                        ------------------------------------------

                                        Signature:
                                                  --------------------------------
                                        Date:
                                             -------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.


--------------------------------------    --------------------------------------
             Signature                                       Date

--------------------------------------------------------------------------------

                     The Information Agent for the Offer is:

                                    (address)

                                   APPENDIX B

                          Notice of Guaranteed Delivery

                                       For

                        Tender of Shares of Common Stock

                                       Of

                          Philip Morris Companies, Inc.

                                       Or

                             Waste Management, Inc.

                                       To

                               iCrown Corporation

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Securities (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Exchange described below) or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary.

                        The Depositary for the Offer is:

                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                           Wilmington, DE 19890-0001
                            Telephone: (302)651-1000

                        (for eligible institutions only)

                      Confirm Facsimile by Telephone Only:

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIERY.

         THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to iCrown Corporation, a Florida corporation ("Offeror") upon the terms and subject to the conditions set forth in the section "Terms of the Exchange Offer" in iCrown prospectus dated ____________, 2000 (the "offer to Exchange") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, (the "Securities"), of the Company, pursuant to the guaranteed delivery procedures set forth in the Exchange Offer.

Signature(s)                        Address(es)
            -------------------                ------------------------

-------------------------------     -----------------------------------
                                                               Zip Code

Name(s) of Record Holder(s)         Area Code and Tel. No.(s)
                           ----                              ----------

-------------------------------     Taxpayer Identification or
Please Print or Type                Social Security Number
                                                          -------------

Number of shares of Common Stock    Check box if shares of Common Stock will
                                    be tendered by book-entry transfer: [__]
-------------------------------

Certificate No.(s) (If Available)           Account Number
                                                          ---------------
-------------------------------

-------------------------------

Dated ________________, 2000


THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                      BELOW

                    (Not to be used for signature guarantee)


         The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either certificates representing the shares of Common Stock and shares of Preferred Stock tendered hereby, in proper form for transfer, or, in the case of shares of Common Stock, confirmation of book-entry transfer of such shares of Common Stock into the Depositary's accounts at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

---------------------------------   ------------------------------------
         Name of Firm                        Authorized Signature

                                    Name
---------------------------------       --------------------------------
         Address                             Please Print or Type

                                    Title
---------------------------------        -------------------------------
                       Zip Code
                                    Date                           ,2000
---------------------------------       ---------------------------

Area Code and Tel. No.
                      -----------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF COMMON STOCK WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Florida Statute Section 607.0850 provides that a corporation may indemnify directors and officers, as well as other employees and agents, along with a director, officer, employee or agent against of another corporation, partnership, joint venture, trust, or other enterprise, against expenses incurred in legal proceedings connected with their service to the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits


         EXHIBIT NO.             DESCRIPTION
         -----------             -----------
         3.0*        Articles of Incorporation
         3.1*        Articles of Amendment to Articles of Incorporation
         3.2*        Bylaws
         4.0*        Specimen Stock Certificate
         4.1*        Form of Warrant Agreement
         5.0*        Legal Opinion
         10.0*       Lease Agreement
         10.1*       Investment Advisory Agreement with Crown Capital
                     Advisors, Inc.
         10.2*       iCrown Corporation 1999 Equity Incentive Plan
         10.3**      Sublicense Agreement with Crown Capital Advisors, Inc.
         23.1**      Consent of Sweeny Gates & Co., independent certified
                     public accountants
         23.2*       Consent of Hackney & Miller, P.A. (included in Exhibit 5.0)
         99.1**      Letter of Transmittal
         99.2**      Notice of Guaranteed Delivery
         99.3**      Consent to Electronic Delivery

-------------------------
*    previously filed
**   filed herewith


         (b) Financial Statement Schedules
                  Not Applicable

ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes as follows:

         (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) Every prospectus that (i) is filled pursuant to paragraph (1) immediately preceding or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of any amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant will deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirement of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, will deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The registrant will respond to requests for information that is incorporated by reference into the prospectus pursuant to Item of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (6) The registrant will supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to the registration statement would itself qualify for an exemption under Section 5 of the Securities Act of 1933, absent the existence of other similar (prior or subsequent) transactions.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (8) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  ( C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement or any material change to such information in the registration statement.

         (9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (10) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                    SIGNATURE


Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Amendment No. 1 to this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February __, 2000.


                               iCrown Corporation

                                  By: /S/DONALD W. MILLER
                                      ---------------------------
                                      Donald W. Miller, President


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signature                           Title                              Date


/S/PETER V. DESANCTIS *             Director                  February __, 2000
---------------------
Peter V. DeSanctis

/S/ ROBERT MOREYRA *                Director                  February __, 2000
---------------------
Robert Moreyra

/S/ ROBERT C. HACKNEY *             Secretary/Treasurer       February __, 2000
---------------------               and Director
Robert C. Hackney

-------------------------
* By Donald W. Miller, Attorney in Fact (Signed under the authority of a Power of Attorney previously filed with the Securities and Exchange Commission)

                                  EXHIBIT INDEX

         EXHIBIT NO.             DESCRIPTION
         -----------             -----------
         10.3**      Sublicense Agreement with Crown Capital Advisors, Inc.
         23.1**      Consent of Sweeny Gates & Co., independent certified
                     public accountants
         99.1**      Letter of Transmittal
         99.2**      Notice of Guaranteed Delivery
         99.3**      Consent to Electronic Delivery